Exhibit 77(q)(1)


                                    EXHIBITS

(e)(1) Form of Investment Management Agreement between Registrant, on behalf of the Fund, and ING Pilgrim Investments, Inc. (the "Manager") - filed as an exhibit to Post-Effective Amendment No. 44 to the Registrant's Form N-1A Registration Statement on December 22, 2000 and incorporated herein by reference.

(e)(2) Form of Sub-Advisory Agreement among Registrant (on behalf of the Fund), the Manager, and Brandes Investment Partners, LP - filed as an exhibit to Post-Effective Amendment No. 45 to the Registrant's Form N-1A Registration Statement on March 1, 2001 and incorporated herein by reference.